EXHIBIT 21.1

The information below is presented as of February 28, 2017. Except as specifically indicated below, Morningstar, Inc. holds, directly or indirectly, a 100% interest in each entity listed below. Some inactive subsidiaries have been omitted.

Subsidiaries of Morningstar, Inc.

Subsidiary	Jurisdiction of Formation
Corporate Fundamentals, Inc.	Delaware
HelloWallet Holdings, Inc.	Delaware
HelloWallet, LLC (1)	Delaware
Morningstar Global LLC	Delaware
Morningstar Investment Management LLC	Delaware
Morningstar Investment Services LLC (2)	Delaware
Morningstar Research Services LLC	Delaware
Pitchbook Data, Inc.	Delaware
RequiSight, LLC	Delaware
Morningstar Commodity Data, Inc.	Illinois
InvestSoft Technology, Inc.	Massachusetts
Morningstar Credit Ratings, LLC	Pennsylvania
Ibbotson Pty Limited (3)	Australia
Morningstar Investment Management Australia Limited (4)	Australia
Morningstar Australasia Pty Limited (5)	Australia
Morningstar Direct Investments (6)	Australia
Morningstar Group Australia Pty Limited (7)	Australia
Morningstar Brazil Financial Information Ltda. (7)	Brazil
Morningstar Associates, Inc. (8)	Canada
Morningstar Canada Group, Inc. (7)	Canada
Morningstar Research, Inc. (8)	Canada
Servicios Morningstar Chile Ltd. (7)	Chile
Morningstar Research (Shenzhen) Ltd. (9)	China
Morningstar Danmark A/S (10)	Denmark
Morningstar Danmark Holdings Aps (7)	Denmark
Morningstar France Holding SAS (7)	France
Morningstar France Fund Information SARL (11)	France
Seeds Group SAS (11)	France
Morningstar Investment Consulting France SAS (12)	France
Morningstar Deutschland GmbH (7)	Germany
Morningstar Asia, Ltd. (7)	Hong Kong
Morningstar Investment Management Asia Limited (2)	Hong Kong
Morningstar India Private Limited (13)	India
Morningstar Investment Adviser India Private Limited (2)	India
Morningstar Italy, S.R.L. (7)	Italy
Ibbotson Associates Japan K.K. (2)	Japan

EXHIBIT 21.1

Morningstar Korea, Ltd. (14)	Korea
Morningstar Associates Korea Co., Ltd. (15)	Korea
Morningstar Luxembourg SARL (7)	Luxembourg
Investigaciones MS Mexico, S. de R.L. de C.V. (7)	Mexico
Servicios MStar Global, S. de R.L. de C.V. (7)	Mexico
Morningstar Europe, B.V. (16)	The Netherlands
Morningstar Holland, B.V. (17)	The Netherlands
MStar Holdings C.V.	The Netherlands
Morningstar Research Limited (5)	New Zealand
Morningstar Norge AS (7)	Norway
Morningstar Investment Adviser Singapore Pte Limited (9).	Singapore
Morningstar Research Pte Limited (9)	Singapore
Morningstar Research (Proprietary) Limited (7)	South Africa
Morningstar Investment Management South Africa (Pty) Limited (2)	South Africa
Morningstar Network, S.L. (7)	Spain
Morningstar HoldCo AB (7)	Sweden
Morningstar Sweden AB (18)	Sweden
Morningstar Switzerland GmbH (7)	Switzerland
Morningstar Research Thailand Limited	Thailand
Morningstar (Dubai) LLC (7)	United Arab Emirates
Morningstar Investment Management Europe Limited (2)	United Kingdom
Morningstar Europe, Ltd. (7)	United Kingdom
Morningstar U.K., Ltd. (7)	United Kingdom
Morningstar Real-Time Data Limited (19)	United Kingdom
Pitchbook Data Limited (20)	United Kingdom

(1) HelloWallet Holdings, Inc. owns 100%.
(2) Morningstar Investment Management LLC owns 100%.
(3) Morningstar Australasia Pty Limited owns 100%.
(4) Ibbotson Pty Limited owns 100%.
(5) Morningstar Direct Investments owns 100%.
(6) Morningstar Group Australia owns 100%.
(7) Morningstar Holland B.V. owns 100%.
(8) Morningstar Canada Group, Inc. owns 100%.
(9) Morningstar Asia, Ltd. owns 100%.
(10) Morningstar Danmark Holdings Aps owns 100%.
(11) Morningstar France Holding SAS owns 100%.
(12) Seeds Group SAS owns 100%.
(13) Corporate Fundamentals, Inc. owns 100%.
(14) Morningstar, Inc. owns 80%.
(15) Morningstar Korea, Ltd. owns 100%.
(16) MStar Holdings C.V. owns 100%.
(17) Morningstar Europe, B.V. owns 100%.
(18) Morningstar HoldCo AB owns 100%.
(19) Morningstar U.K., Ltd. owns 100%.
(20) Pitchbook Data, Inc. owns 100%.

EXHIBIT 21.1